                                    STRUCTURAL AND COLLATERAL TERM SHEET

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an country-regionplaceU.S. federal tax penalties that may be imposed on such person.  Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman,
Sachs & Co., acting as underwriter and not as agent of the issuer.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the
SEC for the offering to which this communication relates. Before you invest, you should read the
Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or
Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO
WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER
(OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED
IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THE OFFERED CERTIFICATES.  THE INFORMATION IN THIS
TERM SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET,  IF CONVEYED PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF
THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR  SIMILAR TERM SHEET,  THE TERM
SHEET SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED  TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

JUNE 28, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED
CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED
CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

        -      the related base  prospectus,  dated March 3, 2006,  which  provides  general  information, some of which may not apply to the offered certificates;

        -      the term sheet  supplement,  dated June 1, 2006, which provides general  information  about series of certificates  issued  pursuant to the  depositor's QO program,  some of which may not apply to the offered certificates; and

        -      this term sheet,  which describes terms  applicable to the classes of offered  certificates described herein and provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR
MATERIALS  RELATING  TO SUCH  CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS
SUBJECT TO  COMPLETION  OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE  OFFERING  OF THE  CERTIFICATES  REFERRED  TO IN THIS TERM  SHEET AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE  ACCEPTED  AND  WILL  NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU  TO  PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE BEING SOLD WHEN,  AS AND IF ISSUED.  THE  ISSUING
ENTITY  IS NOT  OBLIGATED  TO ISSUE  SUCH  CERTIFICATES  OR ANY  SIMILAR  SECURITY  AND THE  UNDERWRITER'S
OBLIGATION  TO  DELIVER  SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING
AGREEMENT  WITH THE ISSUING ENTITY AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS
OF THE MORTGAGE  LOAN POOL BACKING THEM,  MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT
MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED
AND THAT SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A
FINAL  PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED  THAT HAVE THE  CHARACTERISTICS
DESCRIBED  IN  THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO  SELL  SUCH  CERTIFICATES  TO  YOU IS
CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS  DESCRIBED  IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER
WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO
DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO  PURCHASE,  AND NONE OF THE
ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR
RELATED TO SUCH NON-DELIVERY.

NONE OF THE ISSUING ENTITY OF THE CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR
VERIFIED ANY  STATISTICAL OR NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION MAY BE
BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                                    STRUCTURAL AND COLLATERAL TERM SHEET               JUNE 22, 2006
                              GOLDMAN SACHS [GRAPHIC OMITTED][GRAPHIC OMITTED]

                              $1,288,300,000 (APPROXIMATE) OF OFFERED CERTIFICATES
                                       RALI 2006-QO6 TRUST - ISSUER
                               RESIDENTIAL ACCREDIT LOANS, INC. - DEPOSITOR
                     MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QO6

----------------------------------------------------------------------------------------------------------------
                  Approximate                                                         Estimated
                  Certificate                      Expected Credit       Initial      Avg. Life    Principal
               Principal Balance      Ratings        Enhancement       Pass-Through   (yrs) ((4))Payment Window
Certificate        ($) (1)        (Moody's/S&P)   Percentage((2))      Rate ((3))                   ((4))
----------------------------------------------------------------------------------------------------------------
A-1                 726,180,000       Aaa/AAA          44.14% (+/-     LIBOR + [ ]%     3.22      07/06-10/14
                                                            0.50%)
----------------------------------------------------------------------------------------------------------------
A-2                 302,575,000       Aaa/AAA          20.86% (+/-     LIBOR + [ ]%     3.22      07/06-10/14
                                                            0.50%)
----------------------------------------------------------------------------------------------------------------
A-3                 181,545,000       Aaa/AAA    6.90% (+/- 0.50%)     LIBOR + [ ]%     3.22      07/06-10/14
----------------------------------------------------------------------------------------------------------------
M-1                  22,750,000       Aa1/AA+    5.15% (+/- 0.50%)     LIBOR + [ ]%     6.05      02/10-10/14
----------------------------------------------------------------------------------------------------------------
M-2                   9,750,000       Aa2/AA+    4.40% (+/- 0.50%)     LIBOR + [ ]%     6.05      02/10-10/14
----------------------------------------------------------------------------------------------------------------
M-3                   6,500,000       Aa3/AA     3.90% (+/- 0.50%)     LIBOR + [ ]%     6.04      02/10-10/14
----------------------------------------------------------------------------------------------------------------
M-4                   6,500,000        A1/AA     3.40% (+/- 0.50%)     LIBOR + [ ]%     6.04      02/10-10/14
----------------------------------------------------------------------------------------------------------------
M-5                   6,500,000        A2/A+     2.90% (+/- 0.50%)     LIBOR + [ ]%     6.04      02/10-10/14
----------------------------------------------------------------------------------------------------------------
M-6                   6,500,000        A3/A      2.40% (+/- 0.50%)     LIBOR + [ ]%     6.04      02/10-10/14
----------------------------------------------------------------------------------------------------------------
M-7                   6,500,000       Baa1/A     1.90% (+/- 0.50%)     LIBOR + [ ]%     5.93      02/10-08/14
----------------------------------------------------------------------------------------------------------------
M-8                   6,500,000      Baa2/BBB+   1.40% (+/- 0.50%)     LIBOR + [ ]%     5.69      02/10-11/13
----------------------------------------------------------------------------------------------------------------
M-9                   6,500,000      Baa3/BBB    0.90% (+/- 0.50%)     LIBOR + [ ]%     5.39      02/10-11/12
----------------------------------------------------------------------------------------------------------------

(1)     The  Certificate  Principal  Balances are based on scheduled  balances of the Mortgage Loans as of
        June 1, 2006 and are subject to an aggregate +/- 10% variance on the Certificates.
(2)     Includes fully funded  overcollateralization  of approximately  0.90%. The Class A-1 and Class A-2
        Certificates  will each be a super senior class. The Class A-2  Certificates  will be entitled to additional  credit support from the Class A-3  Certificates,  and the Class A-1 Certificates will be entitled to additional credit support from the Class A-2 and Class A-3 Certificates.
(3)     The  Pass-Through  Rates  for  the  Class  A-1,  Class  A-2 and  Class  A-3  Certificates  will be adjustable  rates  equal to the lesser of (i)  one-month  LIBOR plus the  related  margin  (which margin will be multiplied by 2.0 after the first  possible  Optional  Cleanup Call Date) and (ii)
        the Net Rate Cap (as defined herein) for that Distribution  Date. The Pass-Through  Rates for the
        Class M  Certificates  (as defined  herein) will be  adjustable  rates equal to the lesser of (i)
        one-month  LIBOR plus the related  margin (which margin will be multiplied by 1.5 after the first possible  Optional  Cleanup  Call Date) and (ii) the Net Rate Cap (as  defined  herein)  for that
        Distribution Date.
(4)     Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

------------------------------------------------- --------------
MORTGAGE LOAN TYPE:                                 AGGREGATE
------------------------------------------------- --------------
AGGREGATE STATED PRINCIPAL BALANCE  (+/- 10%):    $1,300,000,000
------------------------------------------------- --------------
GROSS WEIGHTED AVERAGE COUPON  (+/- 0.50):            4.59%
------------------------------------------------- --------------
WEIGHTED AVERAGE SERVICING FEE  (+/- 0.10):          0.425%
------------------------------------------------- --------------
WEIGHTED AVERAGE PASS-THRU RATE  (+/- 0.50):          4.16%
------------------------------------------------- --------------
WEIGHTED AVERAGE GROSS MARGIN  (+/-0.15):             3.14%
------------------------------------------------- --------------
WEIGHTED AVERAGE TEASER PERIOD 0 MONTH
(+/- 2.00):                                           1.00%
------------------------------------------------- --------------
WEIGHTED AVERAGE TEASER PERIOD 1 MONTH
(+/- 2.00):                                          98.50%
------------------------------------------------- --------------
WEIGHTED AVERAGE TEASER PERIOD 3 MONTH
(+/- 2.00):                                           0.50%
------------------------------------------------- --------------
WEIGHTED AVERAGE LIFE CAP = 9.95  (+/- 2.00):         98.5%
------------------------------------------------- --------------
INDEX - MTA  (+/- 3.00):                              98.7%
------------------------------------------------- --------------
INDEX - LIBOR  (+/- 3.00):                            1.3%
------------------------------------------------- --------------
NEGATIVE AMORTIZATION LIMIT = 110%  (+/- 5.00):       5.0%
------------------------------------------------- --------------
NEGATIVE AMORTIZATION LIMIT = 115%  (+/- 5.00):       95.0%
------------------------------------------------- --------------
AMORTIZATION TYPE - 30/30  (+/- 5.00):                68.3%
------------------------------------------------- --------------
AMORTIZATION TYPE - 40/30  (+/- 5.00):                11.3%
------------------------------------------------- --------------
AMORTIZATION TYPE - 40/40  (+/- 5.00):                20.4%
------------------------------------------------- --------------
FIRST PAYMENT RESET - 12 MONTHS  (+/- 2.00):          97.6%
------------------------------------------------- --------------
FIRST PAYMENT RESET - 60 MONTHS  (+/- 2.00):          2.4%
------------------------------------------------- --------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO
(+/- 5.00):                                           74.7%
------------------------------------------------- --------------
STATEPLACECALIFORNIA CONCENTRATION  (+/-10.00):       63.3%
------------------------------------------------- --------------
FULL/ALT DOCUMENTATION  (+/- 5.00):                   8.8%
------------------------------------------------- --------------
CASH OUT REFINANCE  (+/- 10.00):                      57.7%
------------------------------------------------- --------------
SINGLE FAMILY DETACHED  (+/- 10.00):                  82.1%
------------------------------------------------- --------------
INVESTOR PROPERTY  (+/- 10.00):                       7.7%
------------------------------------------------- --------------
SECOND HOME/VACATION  (+/- 5.00):                     3.8%
------------------------------------------------- --------------
WEIGHTED AVERAGE FICO  (+/- 10.00):                   703.9
------------------------------------------------- --------------
AVERAGE MORTGAGE LOAN BALANCE  (+/- 15%):           $358,538
------------------------------------------------- --------------

The  percentages  set forth above,  other than any weighted  averages,  are  percentages  of the aggregate principal  balance of the actual  mortgage  loans to be included on the  Closing  Date,  as of the Cut-off
Date,  after  deducting  payments of  principal  due during the month of the Cut-off  Date.  Any  weighted average is weighted  based on the  principal  balance of the actual  mortgage  loans to be included on the
Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the
Cut-off Date.

A percentage  expressed in  parenthesis  for a category  above reflects the percentage by which the number set forth for such  category  may vary in the actual  mortgage  loans  included on the Closing  Date.  For example the Aggregate Stated  Principal  Balance of the mortgage loans included on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal due during the month of the Cut-off Date,  could be lower or higher than the amount specified by as much as 10%.

A number expressed in parenthesis for a category above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loans included on the Closing
Date.  For example, Full/Alt documentation loans could vary from 3.8% to 13.8% of the aggregate principal balance of the actual mortgage loans included on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The information set forth below, entitled "Preliminary Mortgage Pool Description", was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool.  The preliminary pool of mortgage loans represents only a subset of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool.  It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans and the preliminary information may differ materially from information of a similar type if derived from the final mortgage loan pool.  Although the characteristics of the final mortgage loan pool are expected to be within the parameters for the mortgage loan characteristics as set forth in the tables entitled "Collateral Stipulations - Mortgage Pool Characteristics," they are not expected to conform in all material respects to the characteristics of the preliminary mortgage loan pool.  You should refer to the parameters for the mortgage loan characteristics in the tables entitled
"Collateral Stipulations - Mortgage Pool Characteristics" in this term sheet.

PRELIMINARY MORTGAGE POOL DESCRIPTION(1)
------------------------------------------------ ------------------
                                                 STATISTICAL POOL
------------------------------------------------ ------------------
AGGREGATE PRINCIPAL BALANCE                         $1,195,286,030
------------------------------------------------ ------------------
AVERAGE LOAN BALANCE                                      $357,549
------------------------------------------------ ------------------
NUMBER OF LOANS                                              3,343
------------------------------------------------ ------------------
WEIGHTED AVERAGE MONTHS TO ROLL                                  1
------------------------------------------------ ------------------
WEIGHTED AVERAGE TERM TO MATURITY                              384
------------------------------------------------ ------------------
GROSS WAC                                                  4.6781%
------------------------------------------------ ------------------
WEIGHTED AVERAGE EXPENSE RATE BEFORE RESET                 0.3753%
------------------------------------------------ ------------------
NET WAC                                                    4.2529%
------------------------------------------------ ------------------
MINIMUM COUPON                                               0.99%
------------------------------------------------ ------------------
MAXIMUM COUPON                                               8.75%
------------------------------------------------ ------------------
MAXIMUM RATE                                               9.9591%
------------------------------------------------ ------------------
GROSS MARGIN                                               3.1459%
------------------------------------------------ ------------------
NET MARGIN                                                 2.7206%
------------------------------------------------ ------------------
NO PREPAYMENT PENALTIES                                      6.89%
------------------------------------------------ ------------------
ONE YEAR HARD PREPAYMENT PENALTIES                          20.94%
------------------------------------------------ ------------------
THREE YEAR HARD PREPAYMENT PENALTIES                        72.04%
------------------------------------------------ ------------------
ONE-MONTH LIBOR INDEXED PERCENT                               0.7%
------------------------------------------------ ------------------
ONE-YEAR MTA INDEXED PERCENT                                 99.3%
------------------------------------------------ ------------------
FICO                                                           704
------------------------------------------------ ------------------
CASH OUT REFINANCE PERCENT                                57.8593%
------------------------------------------------ ------------------
STATEPLACECALIFORNIA PERCENT                              63.6722%
------------------------------------------------ ------------------
PRIMARY RESIDENCE PERCENT                                 92.2608%
------------------------------------------------ ------------------
SINGLE FAMILY AND PUD PERCENT                             90.8375%
------------------------------------------------ ------------------
SINGLE LARGEST ZIP CODE PERCENT                            0.4634%
------------------------------------------------ ------------------
LARGEST INDIVIDUAL LOAN BALANCE                         $2,995,670
------------------------------------------------ ------------------
------------------------------------------------ ------------------
ORIGINAL LOAN-TO-VALUE RATIO                                74.65%
------------------------------------------------ ------------------
------------------------------------------------ ------------------
COMBINED LOAN-TO-VALUE RATIO                                79.05%
------------------------------------------------ ------------------
------------------------------------------------ ------------------
FINAL MATURITY DATE                                       6/1/2046
------------------------------------------------ ------------------
(1)     All percentages calculated herein are percentages of scheduled principal balances as of the
        Cut-Off Date.

                                    STRUCTURAL AND COLLATERAL TERM SHEET

FEATURES OF THE TRANSACTION

|X|     Offering  consists of certificates  totaling  approximately  $1,288,300,000,  subject to a +/- 10%
    variance,  of  which  approximately   $1,210,300,000  will  be  rated  Aaa/AAA  by  Moody's  and  S&P, respectively.
|X|     The  expected  amount of credit  support  for the Class  A-1  Certificates  will be  approximately
    44.14% (+/- 0.50%),  for the Class A-2 Certificates will be approximately  20.86% (+/- 0.50%), for the
    Class A-3 Certificates  will be approximately  6.90% (+/- 0.50%),  for the Class M-1 Certificates will be approximately  5.15% (+/- 0.50%),  for the Class M-2 Certificates will be approximately  4.40% (+/-
    0.50%),  for the Class M-3  Certificates  will be approximately  3.90% (+/- 0.50%),  for the Class M-4
    Certificates  will be  approximately  3.40%  (+/-  0.50%),  for the  Class  M-5  Certificates  will be approximately  2.90% (+/- 0.50%),  for the Class M-6  Certificates  will be  approximately  2.40% (+/-
    0.50%),  for the Class M-7  Certificates  will be approximately  1.90% (+/- 0.50%),  for the Class M-8
    Certificates  will be  approximately  1.40%  (+/-  0.50%) and for the Class M-9  Certificates  will be approximately 0.90% (+/- 0.50%).
|X|     Substantially  all of the  collateral  is  expected  to consist of  One-Year  MTA  payment  option adjustable rate mortgage loans with a negative  amortization  feature set to mature within 40 years of the date of  origination,  secured by first liens on one- to  four-family  residential  properties and acquired by Residential Funding Corporation.

TIME TABLE

CUT-OFF DATE:       June 1, 2006
SETTLEMENT DATE:    June 29, 2006
DISTRIBUTION DATE:  25th of each month or the next business day if such day is not a business day.
FIRST DISTRIBUTION  July 25, 2006
DATE:
ASSUMED FINAL       The distribution date occurring in June 2046.  The actual final distribution date
DISTRIBUTION DATE:  could be substantially earlier.

KEY TERMS

ISSUER:             RALI Series 2006-QO6 Trust
DEPOSITOR:          Residential Accredit Loans, Inc.
MASTER SERVICER:    Residential Funding Corporation
TRUSTEE:            Deutsche Bank Trust Company placecountry-regionAmericas
SIGNIFICANT         Servicers that may subservice 10% or more by principal  amount of the mortgage loans
SERVICERS:          include  HomeComings   Financial  Network,   Inc.,  a  wholly-owned   subsidiary  of
                    Residential Funding.
RATING AGENCIES:    Moody's and Standard & Poor's.
TYPE OF ISSUANCE:   Public for all the Offered Certificates.
OFFERED             Class A  and Class M Certificates
CERTIFICATES:
CLASS A             Class A-1, Class A-2 and Class A-3 Certificates
CERTIFICATES:
CLASS M             Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class
CERTIFICATES:       M-8 and Class M-9 Certificates
LIBOR CERTIFICATES: Class A and Class M Certificates
SERVICER ADVANCING: The Master Servicer is obligated to advance  delinquent  mortgagor  payments through the date of  liquidation  of an REO  property  to the extent  the  advance is deemed recoverable.
DELAY DAYS:         0 day delay on the LIBOR Certificates
PREPAYMENT PERIOD:  As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.
DAY COUNT:          Actual/360 basis for the LIBOR Certificates
INTEREST ACCRUAL    For the LIBOR Certificates from the prior Distribution Date to the day prior to the
PERIOD:             current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date.
COMPENSATING        On each distribution date, the Master Servicer is required to cover certain
INTEREST:           interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer's servicing compensation for any Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                   o 0.125% multiplied by
                                   o one-twelfth multiplied by
                                   o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

PRICING PREPAYMENT  A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25.0%
ASSUMPTION:         per annum of the then outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.
COLLATERAL          As of June 1, 2006, the aggregate  principal balance of the mortgage loans described
DESCRIPTION:        herein is  expected  to be  approximately  $1.3  billion.  Substantially  all of the
                    Mortgage Loans accrue  interest at a mortgage rate which adjusts  monthly (after the initial  fixed  rate  teaser  period of one  month)  based upon an index rate of the
                    12-month  moving average of the monthly yield on United States  treasury  securities adjusted to a constant  maturity of one year (the "MTA") index.  After the one month initial fixed rate teaser  period,  the interest rate for each of these  MTA-indexed
                    Mortgage  Loans will adjust  monthly to equal the sum of MTA and the  related  gross margin.  None of the  MTA-indexed  Mortgage  Loans are  subject to a  periodic  rate adjustment cap. All of the Mortgage Loans are subject to a maximum mortgage rate.

                    For each of the  MTA-indexed  Mortgage  Loans,  the  related  borrower  must  make a minimum  monthly  payment which is subject to adjustment on a date  specified in the mortgage  note and annually on the same date  thereafter,  subject  generally to the conditions  that (i) the amount of the minimum  monthly payment will not increase by an amount that is more than 7.50% of the last minimum  monthly  payment,  (ii) as of the fifth or tenth  anniversary of the first due date and on the same day every five years  thereafter as well as the final payment  adjustment date, the minimum monthly payment will be recast,  without  regard to the  limitation in clause (i) above,  in order to amortize  fully the then unpaid  mortgage loan  principal  balance over the remaining term to maturity,  and (iii) if the unpaid mortgage loan principal balance exceeds  110% or 115% of the  original  principal  balance due to Deferred  Interest
                    (the "Negative  Amortization  Limit"),  the minimum  monthly payment will be recast, without  regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

                    On each Distribution Date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above.  Those payment options will include (i) interest only,
                    (ii) an amount that will fully amortize the mortgage loan over the remaining amortization term of the mortgage loan at the current mortgage rate (except for
                    Balloon Loans, where the monthly payment will provide for the payment of principal generally based on a 40 year amortization schedule although the mortgage loan will have a scheduled maturity date of approximately 30 years from the due date of the first monthly payment), and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first Distribution Date at the current mortgage rate.  Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.
                    Negative  amortization  on a  MTA-indexed  Mortgage Loan will occur when the monthly payment made by the borrower is less than interest  accrued at the current  mortgage rate  on the  unpaid  principal  balance  of the  MTA-indexed  Mortgage  Loan  (such deficiency,  the "Deferred Interest").  The amount of the Deferred Interest, if any, is then added to the unpaid principal balance of the MTA-indexed Mortgage Loan.
THE MORTGAGE LOANS: The  Mortgage  Loans  will be  secured  by first  lien  mortgage  loans  secured  by one-to-four family residential  properties.  Substantially all of the mortgage loans are indexed to One-Year MTA with monthly coupon  adjustments that allow for negative amortization.
EXPENSE RATE:       The "Expense  Rate" is comprised of primary  servicing  fees and a master  servicing fee.  The  weighted  average  Expense  Rate  before  the reset date will be equal to approximately 0.425%.
OPTIONAL CLEAN UP   Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.
CALL:
TAX TREATMENT:      It is  anticipated  that the Offered  Certificates  will be treated as REMIC regular interests for tax purposes.
ERISA ELIGIBILITY:  The Offered  Certificates are expected to be eligible for purchase by or with assets of  employee  benefit  plans and other  plans and  arrangements  that are subject to
                    Title I of ERISA  or  Section  4975 of the  Code,  subject  to  certain  conditions.
                    Prospective  investors should review with their own legal advisors as to whether the purchase  and  holding  of  the  Certificates  could  give  rise  to  a  transaction prohibited or not  otherwise  permissible  under ERISA,  Section 4975 of the Code or other similar laws.
SMMEA ELIGIBILITY:  The Class A,  Class  M-1,  Class  M-2,  Class M-3 and  Class  M-4  Certificates  are
                    expected to constitute "mortgage related securities" for purposes of SMMEA.
MINIMUM             $100,000  for the Class A,  Class  M-1,  Class M-2 and  Class M-3  Certificates  and
DENOMINATION:       $250,000 for the Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8 and Class
                    M-9 Certificates.
DELIVERY:           DTC

STRUCTURE OF THE OFFERED CERTIFICATES

 CREDIT ENHANCEMENT

The credit enhancement provided for the Certificates in the form of net monthly excess cashflow, subordination and overcollateralization.

NEGATIVE AMORTIZATION
In the event that an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the  "Deferred Interest ").  The amount of Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

DEFINITIONS

           ACCRUED CERTIFICATE     For any  Distribution  Date and each  class of  Offered  Certificates,  equals  the
           INTEREST:               amount of  interest  accrued  during the  related  Interest  Accrual  Period on the related  Certificate  Principal Balance immediately prior to such Distribution Date
                                   (or the  Closing  Date in the case of the first  Distribution  Date) at the related pass-through  rate,  as  reduced  by any  prepayment  interest  shortfalls  and any shortfalls  resulting from the application of the  Servicemembers  Civil Relief Act
                                   (or any similar state statutes) and reduced by any Net Deferred Interest  allocated to that class.

           PRINCIPAL PREPAYMENT    The  principal  portion of all partial  and full  prepayments  received  during the related prepayment period.

           NET MONTHLY EXCESS      With  respect  to any  Distribution  Date,  an  amount  equal to the sum of (x) the
           CASHFLOW:               excess of the available  distribution  amount for that  Distribution  Date over the sum  of  (a)  the  interest  distribution  amount  for  the  certificates  on  that
                                   Distribution  Date and (b) the Principal  Remittance  Amount for that  Distribution
                                   Date,  and  (y) the  Overcollateralization  Reduction  Amount,  if  any,  for  that
                                   Distribution Date.

           REQUIRED                For any Distribution  Date (i) prior to the Stepdown Date, an amount equal to 0.90%
           OVERCOLLATERALIZATION   of the aggregate stated  principal  balance of the Mortgage Loans as of the Cut-off
           AMOUNT:                 Date,  (ii) on or after the  Stepdown  Date but prior to the  Distribution  Date in
                                   July 2012  provided a Trigger  Event is not in effect,  the greater of (x) 2.25% of the then current  aggregate  outstanding  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y)
                                   the  Overcollateralization  Floor,  (iii) on or after the  Stepdown  Date and on or after  the  Distribution  Date in July  2012  provided  a  Trigger  Event is not in effect,  the  greater  of (x)  1.80%  of the  then  current  aggregate  outstanding principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization  Floor, or (iv) on
                                   or  after  the  Stepdown  Date  if a  Trigger  Event  is in  effect,  the  Required
                                   Overcollateralization  Amount for the immediately preceding  Distribution Date. The initial Required  Overcollateralization  Amount will be fully funded on the Closing
                                   Date.

           OVERCOLLATERALIZATION   An amount equal to 0.50% of the aggregate  principal  balance of the Mortgage Loans
           FLOOR:                  as of the Cut-Off Date, or approximately $6,500,000.

           EXCESS                  With   respect  to  any   Distribution   Date,   the   excess,   if  any,   of  the
           OVERCOLLATERALIZATION   Overcollateralization   Amount  on  that   Distribution   Date  over  the  Required
           AMOUNT:                 Overcollateralization Amount on that Distribution Date.

           OVERCOLLATERALIZATION   With respect to any  Distribution  Date,  the excess,  if any, of (a) the aggregate
           AMOUNT:                 stated   principal   balance  of  the  Mortgage   Loans  before  giving  effect  to
                                   distributions  of  principal  to be made on that  Distribution  Date,  over (b) the aggregate  certificate  principal  balance of the Class A Certificates  and Class M
                                   Certificates  before taking into account  distributions  of principal to be made on that  Distribution  Date and (c) the  aggregate  amount  of  Interest  Carryforward
                                   Amounts,  if any,  that  are  payable  to any  Class  A  Certificates  and  Class M
                                   Certificates as a result of Net Deferred Interest.

           OVERCOLLATERALIZATION   With  respect to any  Distribution  Date,  an amount equal to the lesser of (i) the
           INCREASE AMOUNT:        Net Monthly Excess Cashflow for that  Distribution  Date (to the extent not used to
                                   cover   losses)   and   (ii)   the   excess,   if   any,   of  (x)   the   Required
                                   Overcollateralization   Amount   for   that   Distribution   Date   over   (y)  the
                                   Overcollateralization Amount for that Distribution Date.

           NET DEFERRED INTEREST:  The  excess if any of the  Deferred  Interest  on  Mortgage  Loans  over  principal prepayments.

OVERCOLLATERALIZATION    With respect to any Distribution Date for which the Excess Overcollateralization
REDUCTION AMOUNT:        Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of
                         (i) the Excess Overcollateralization Amount for that Distribution Date, and (ii)
                         the Principal Remittance Amount for that Distribution Date.

STEPDOWN DATE:           The  earlier  to  occur  of  (A)  the  Distribution  Date  on  which  the  Class  A
                         Certificates  have  been  reduced  to zero  and (B) the  later  to occur of (x) the
                         Distribution  Date  occurring in July 2009 and (y) the first  Distribution  Date on which the Senior  Enhancement  Percentage is equal to or greater than approximately
                         (a) on any Distribution  Date prior to the Distribution  Date in July 2012,  17.25%
                         and (b) on any Distribution  Date on or after the  Distribution  Date in July 2012,
                         13.80%.

SENIOR ENHANCEMENT       On any  Distribution  Date, the Senior  Enhancement  Percentage  will be equal to a
PERCENTAGE:              fraction,  the  numerator  of  which  is the sum of (x) the  aggregate  certificate
                         principal   balance  of  the  Class  M  Certificates   immediately  prior  to  that
                         Distribution  Date and (y) the  Overcollateralization  Amount  immediately prior to that  Distribution  Date,  and the  denominator  of which is the  aggregate  stated
                         principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

TRIGGER EVENT:           A Trigger  Event is in effect with respect to any  Distribution  Date if either (i)
                         on or after the Stepdown Date the Sixty-Plus Delinquency Percentage,  as determined on that  Distribution  Date,  exceeds  40.00%  of the  current  Senior  Enhancement
                         Percentage  or (ii) on or after the  Distribution  Date in July 2008 the  aggregate amount of realized  losses  allocated as a percentage of the Cut-Off Date aggregate stated principal balance of the Mortgage Loans exceeds the values defined below:

 Distribution Date                                   Cumulative Realized Loss Percentage:
------------------------------------ --------------------------------------------------------------------------

        July 2008 - June 2009                   0.200% for the first month, plus an
                                                additional 1/12th of 0.250% for
                                                each month thereafter (e.g.,
                                                approximately 0.221% in August 2008)

        July 2009 - June 2010                   0.450% for the first month, plus an
                                                additional 1/12th of 0.300% for
                                                each month thereafter (e.g.,
                                                approximately 0.475% in August 2009)

        July 2010 - June 2011                   0.750% for the first month, plus an
                                                additional 1/12th of 0.350% for
                                                each month thereafter (e.g.,
                                                approximately 0.779% in August 2010)

        July 2011 - June 2012                   1.100% for the first month, plus an
                                                additional 1/12th of 0.400% for
                                                each month thereafter (e.g.,
                                                approximately 1.133% in August 2011)

        July 2012 - June 2013                   1.500% for the first month, plus an
                                                additional 1/12th of 0.150% for
                                                each month thereafter (e.g.,
                                                approximately 1.513% in August 2012)

        July 2013 - June 2014                   1.650% for the first month, plus an
                                                additional 1/12th of 0.050% for
                                                each month thereafter (e.g.,
                                                approximately 1.654% in August 2013)

       July 2014 and thereafter                 1.700%
 ------------------------------------- --------------------------------------------------------------------------

 SIXTY-PLUS              With  respect  to  any  Distribution  Date  on or  after  the  Stepdown  Date,  the
 DELINQUENCY             arithmetic  average,  for each of the three  Distribution  Dates  ending  with such
 PERCENTAGE:             Distribution  Date,  of the fraction,  expressed as a percentage,  equal to (x) the aggregate stated  principal  balance of the Mortgage Loans that are 60 or more days delinquent  in  payment of  principal  and  interest  for that  Distribution  Date, including  mortgaged  loans  in  bankruptcy,  foreclosure  and  REO,  over  (y) the aggregate  stated  principal  balance  of  all of the  Mortgage  Loans  immediately preceding that Distribution Date.

NET MORTGAGE RATE:       With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

NET RATE CAP:            With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net WAC Cap Rate and (ii) the Available Funds Rate.

NET WAC CAP RATE:        With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

AVAILABLE FUNDS RATE:    With  respect to any  Distribution  Date,  a per annum rate equal to the product of
                         (x)  the Interest  Remittance  Amount  plus  full and  partial  prepayment  amounts received  on the loans and (y) a  fraction,  the  numerator  of which is 12 and the denominator  of which is the  aggregate  stated  principal  balance of the mortgage loans  as of the due  date  occurring  in the  month  preceding  the  month of such
                         Distribution  Date (after giving effect to principal  prepayments in the prepayment period related to that prior due date), adjusted to an actual/360 rate.

INTEREST REMITTANCE      With respect to any distribution date, the interest received or advanced with
AMOUNT:                  respect to the Mortgage Loans, net of the Expense Fee Rate.

BASIS RISK SHORTFALL:    With respect to any class of Class A Certificates and Class M Certificates and any
                         Distribution Date on which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued
                         Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) accrued certificate interest for that class calculated assuming the Net Rate Cap being equal to the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Net Monthly Excess Cashflow.

PREPAYMENT INTEREST      With respect to any Distribution Date, the aggregate shortfall, if any, in
SHORTFALL:               collections of interest resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period.  These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment.  No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore.  Any Prepayment Interest Shortfalls not covered by Eligible
                         Master Servicing Compensation or Excess Cash Flow and allocated to a class of offered certificates will accrue interest at the then applicable pass-through rate on that class of offered certificates.

RELIEF ACT SHORTFALLS:   With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation.  Relief Act Shortfalls will be covered by available Net Monthly
                         Excess Cashflow in the current period only as described under "Net Monthly Excess
                         Cashflow Distributions."  Any Relief Act Shortfalls allocated to the Offered
                         Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid.  Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

INTEREST DISTRIBUTION    With respect to any distribution  date and the offered  certificates,  the aggregate
AMOUNT:                  amount of Accrued  Certificate  Interest for that distribution date plus any Accrued
                         Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest thereon,  in each case to the extent distributed to the holders of the offered certificates

INTEREST CARRYFORWARD    With respect to any Distribution Date and any class of LIBOR Certificates, the sum
AMOUNT:                  of (a) the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Net WAC Cap
                         Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate
                         Cap for such Distribution Date was equal to the Available Funds Rate and (b)
                         interest on the amount calculated pursuant to clause (a).

INTEREST DISTRIBUTIONS:  On each  Distribution  Date,  accrued and unpaid interest (less prepayment  interest shortfalls not covered by compensating  interest,  Net Deferred  Interest and Relief
                         Act  Shortfalls)  will be paid to the  holders of Class A  Certificates  and Class M
                         Certificates to the extent of the available  distribution amount as described in the term sheet supplement  (after payment of the master servicing and  primary-servicing fees) in the following order of priority:

                         1.      To the Class A Certificates, pro rata;
                         2.      To the Class M-1 Certificates;
                         3.      To the Class M-2 Certificates;
                         4.      To the Class M-3 Certificates;
                         5.      To the Class M-4 Certificates;
                         6.      To the Class M-5 Certificates;
                         7.      To the Class M-6 Certificates;
                         8.      To the Class M-7 Certificates;
                         9.      To the Class M-8 Certificates; and
                         10.     To the Class M-9 Certificates.

PRINCIPAL PAYMENTS:      The Class A Principal Distribution Amount, with respect to the Class A
                         Certificates, will be distributed to
                         the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their
                         Certificate Principal Balances
                         have been reduced to zero, provided, however, if a Sequential Trigger Event is in effect, the Class A
                         Principal Distribution Amount shall be allocated sequentially to the Class A-1,
                         Class A-2 and Class A-3
                         Certificates, in each case until its certificate principal balance has been reduced to zero.

                         The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments until on or after the Stepdown Date, or if a
                         Trigger Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates have been reduced to zero.

                         On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority:  to the Class M-1 Certificates, the Class M-1
                         Principal Distribution Amount, to the Class M-2 Certificates, the Class M-2
                         Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3
                         Principal Distribution Amount, to the Class M-4 Certificates, the Class M-4
                         Principal Distribution Amount, to the Class M-5 Certificates, the Class M-5
                         Principal Distribution Amount, to the Class M-6 Certificates, the Class M-6
                         Principal Distribution Amount, to the Class M-7 Certificates, the Class M-7
                         Principal Distribution Amount, to the Class M-8 Certificates, the Class M-8
                         Principal Distribution Amount, and to the Class M-9 Certificates, the Class M-9
                         Principal Distribution Amount, in each case until the certificate principal balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION   With respect to any distribution date, the lesser of (a) the excess of (i) the
AMOUNT:                  available distribution amount over (ii) the Interest Distribution Amount and (b)
                         the sum of the following:

                         1.      the  principal  portion of all scheduled  monthly  payments on the mortgage loans  received or advanced  with respect to the related due period;

                         2.      the principal  portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a  substitution,  amounts  representing a
                                        principal  adjustment,   as  required  by  the  pooling  and
                                        servicing agreement during the preceding calendar month;

                         3.      the principal portion of all other unscheduled  collections received on the mortgage  loans during the  preceding  calendar  month other than Subsequent Recoveries,  including,  without limitation,
                                        Insurance Proceeds,  Liquidation Proceeds and, except to the
                                        extent  applied  to  offset  Deferred  Interest,   full  and
                                        partial   Principal   Prepayments  made  by  the  respective
                                        mortgagors,  to the extent not  distributed in the preceding month  or,  in the case of  Principal  Prepayments  in full, during the related Prepayment Period;

                         4.      the lesser of (a) the Excess Cash Flow for that  distribution  date and (b)
                                        the principal  portion of any Realized Losses  incurred,  or deemed to have been  incurred,  on any mortgage loans in the calendar  month  preceding  that  distribution  date  to the extent  covered  by Excess  Cash Flow for that  distribution
                                        date   as   described   under   "--Excess   Cash   Flow   and
                                        Overcollateralization" below;

                         5.      the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent  not  used  pursuant  to  clause  (4)  above  on such distribution  date,  and (b) the  principal  portion  of any
                                        Realized   Losses   allocated   to  any  class  of   offered
                                        certificates  on a prior  distribution  date  and  remaining unpaid,  to the extent covered by Subsequent  Recoveries for that  distribution  date as described  under  "--Excess  Cash
                                        Flow and Overcollateralization" below; and

                         6.      the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent not used  pursuant  to  clauses  (4) and (5) above on
                                        such   distribution   date,   and  (b)  the  amount  of  any
                                        Overcollateralization  Increase Amount for that distribution date;

                                        minus

                         7.      the  amount  of  any   Overcollateralization   Reduction  Amount  for  that
                                        distribution date; and

                         8.      any related  Capitalization  Reimbursement Amount as further defined in the
                                        Term Sheet Supplement for this transaction.

                         In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal
                         Balance of the offered certificates.

PRINCIPAL REMITTANCE     For any Distribution Date, the sum of the following amounts: (i) the principal
AMOUNT:                  portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not applied to offset Deferred Interest and to the extent not distributed in the month.

SEQUENTIAL TRIGGER       A Sequential Trigger Event is in effect on any Distribution Date if, before the
EVENT:                   25th Distribution Date, the aggregate amount of Realized Losses incurred since the
                         Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date
                         exceeds 0.20%, or if, on or after the 25th Distribution Date, a Trigger Event is in effect.

CLASS A PRINCIPAL        With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the Principal Distribution
                             Amount for that Distribution Date, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of:  (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that
                             Distribution Date over (b) the lesser of (x) the product of (1) 82.75% for any
                             Distribution Date prior to the Distribution Date in July 2012 and 86.20%  for any Distribution Date on or after the Distribution Date in July 2012 and (2)
                             the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                             Overcollateralization Floor.

CLASS M-1 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of:  (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and (2) the
                             certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                             87.125% for any Distribution Date prior to the Distribution Date in July 2012 and 89.70% for any Distribution Date on or after the Distribution Date in July
                             2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and
                             (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                             Overcollateralization Floor.

CLASS M-2 PRINCIPAL        With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                          1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                              Event is in effect for that Distribution Date, the remaining Principal
                              Distribution Amount for that Distribution Date after distribution of the
                              Class A Principal Distribution Amount and Class M-1 Principal Distribution
                              Amount, or
                          2.      on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:  (i) the remaining Principal
                              Distribution Amount for that Distribution Date after distribution of the
                              Class A Principal Distribution Amount and Class M-1 Principal Distribution
                              Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and
                              Class M-1 Principal Distribution Amount for that Distribution Date) and (2)
                              the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                              89.00% for any Distribution Date prior to the Distribution Date in July 2012 and 91.20% for any Distribution Date on or after the Distribution Date in
                              July 2012 and (2) the aggregate stated principal balance of the Mortgage
                              Loans after giving effect to distributions to be made on that Distribution
                              Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-3 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and
                             Class M-2 Principal Distribution Amount, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of: (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount, the Class M-1 Principal Distribution Amount and the Class
                             M-2 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1)
                             the aggregate certificate principal balance of the Class A, Class M-1 and
                             Class M-2 Certificates (after taking into account the payment of the Class A
                             Principal Distribution Amount,  the Class M-1 Principal Distribution Amount
                             and the Class M-2 Principal Distribution Amount for that Distribution Date)
                             and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 90.25% for any Distribution Date prior to the Distribution Date in July 2012 and 92.20% for any Distribution Date on or after the Distribution
                             Date in July 2012 and (2) the aggregate stated principal balance of the
                             Mortgage Loans after giving effect to distributions to be made on that
                             Distribution Date and (y) the aggregate stated principal balance of the
                             Mortgage Loans after giving effect to distributions to be made on that
                             Distribution Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                             Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution
                             Amount, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of: (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount, the Class M-1 Principal Distribution Amount, the Class
                             M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                             Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3
                             Certificates (after taking into account the payment of the Class A Principal
                             Distribution Amount,  the Class M-1 Principal Distribution Amount, the Class
                             M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
                             Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over
                             (b) the lesser of (x) the product of (1) 91.50% for any Distribution Date prior to the Distribution Date in July 2012 and 93.20% for any Distribution
                             Date on or after the Distribution Date in July 2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                             Overcollateralization Floor.

CLASS M-5 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                             Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                             Amount and Class M-4 Principal Distribution Amount, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of: (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2
                             Principal Distribution Amount, Class M-3 Principal Distribution Amount and the
                             Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of
                             (1) the aggregate certificate principal balance of the Class A, Class M-1,
                             Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal
                             Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3
                             Principal Distribution Amount and the Class M-4 Principal Distribution Amount
                             for that Distribution Date) and (2) the certificate principal balance of the
                             Class M-5 Certificates immediately prior to that Distribution Date over (b)
                             the lesser of (x) the product of (1) 92.75% for any Distribution Date prior to the Distribution Date in July 2012 and 94.20% for any Distribution Date on or
                             after the Distribution Date in July 2012 and (2) the aggregate stated
                             principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-6 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                             Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                             Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal
                             Distribution Amount, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of: (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2
                             Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                             Class M-4 Principal Distribution Amount and the Class M-5 Principal
                             Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3,
                             Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal
                             Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3
                             Principal Distribution Amount, Class M-4 Principal Distribution Amount and the
                             Class M-5 Principal Distribution Amount for that Distribution Date) and (2)
                             the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                             94.00% for any Distribution Date prior to the Distribution Date in July 2012 and 95.20% for any Distribution Date on or after the Distribution Date in July
                             2012 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and
                             (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                             Overcollateralization Floor.

CLASS M-7 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                             Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                             Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                             Distribution Amount and Class M-6 Principal Distribution Amount, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of: (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2
                             Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                             Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                             Amount and the Class M-6 Principal Distribution Amount; and (ii) the excess of
                             (a) the sum of (1) the aggregate certificate principal balance of the Class A,
                             Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6
                             Certificates (after taking into account the payment of the Class A Principal
                             Distribution Amount,  the Class M-1 Principal Distribution Amount, Class M-2
                             Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class
                             M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and
                             the Class M-6 Principal Distribution Amount for that Distribution Date) and
                             (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 95.25% for any Distribution Date prior to the Distribution Date in July 2012 and 96.20% for any Distribution Date on or after the Distribution
                             Date in July 2012 and (2) the aggregate stated principal balance of the
                             Mortgage Loans after giving effect to distributions to be made on that
                             Distribution Date and (y) the aggregate stated principal balance of the
                             Mortgage Loans after giving effect to distributions to be made on that
                             Distribution Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         1.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                             Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                             Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                             Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7
                             Principal Distribution Amount, or
                         2.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of: (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2
                             Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                             Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                             Amount, the Class M-6 Principal Distribution Amount and the Class M-7
                             Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2,
                             Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution
                             Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                             Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6
                             Principal Distribution Amount and the Class M-7 Principal Distribution Amount
                             for that Distribution Date) and (2) the certificate principal balance of the
                             Class M-8 Certificates immediately prior to that Distribution Date over (b)
                             the lesser of (x) the product of (1) 96.50% for any Distribution Date prior to the Distribution Date in July 2012 and 97.20% for any Distribution Date on or
                             after the Distribution Date in July 2012 and (2) the aggregate stated
                             principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-9 PRINCIPAL      With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                         3.      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                             Event is in effect for that Distribution Date, the remaining Principal
                             Distribution Amount for that Distribution Date after distribution of the Class
                             A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                             Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                             Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                             Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7
                             Principal Distribution Amount and Class M-8 Principal Distribution Amount, or
                         4.      on or after the Stepdown Date if a Trigger Event is not in effect for that
                             Distribution Date, the lesser of: (i) the remaining Principal Distribution
                             Amount for that Distribution Date after distribution of the Class A Principal
                             Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2
                             Principal Distribution Amount, Class M-3 Principal Distribution Amount, the
                             Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                             Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal
                             Distribution Amount and the Class M-8 Principal Distribution Amount; and (ii)
                             the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                             M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal
                             Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3
                             Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class
                             M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount,
                             the Class M-7 Principal Distribution Amount and the Class M-8 Principal
                             Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that
                             Distribution Date over (b) the lesser of (x) the product of (1) 97.75% for any
                             Distribution Date prior to the Distribution Date in July 2012 and 98.20% for any Distribution Date on or after the Distribution Date in July 2012 and (2)
                             the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                             Overcollateralization Floor.

NET MONTHLY EXCESS       On each Distribution Date, the Net Monthly Excess Cashflow will be distributed
CASHFLOW DISTRIBUTIONS:  among the Certificates in the following order of priority:

                         1.      To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A Certificates and Class M
                             Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                         2.      As part of the Principal Distribution Amount, to pay to the holders of the
                             Class A Certificates and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                         3.      To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                         4.      To pay the holders of the Class A Certificates and Class M Certificates,
                             pro rata, based on Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest Shortfalls allocated thereto for that
                             Distribution Date, to the extent not covered by Eligible Master Servicing
                             Compensation on that Distribution Date;
                         5.      To pay the holders of the Class A Certificates and Class M Certificates,
                             pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior
                             Distribution Dates together with interest thereon;
                         6.      To the holders of the Class A Certificates, pro rata, and then to the holders of the Class M Certificates, in order of priority, any Interest
                             Carryforward Amounts allocated thereto that remains unpaid as of the
                             Distribution Date;
                         7.      To the holders of the Class A Certificates, pro rata, then to the holders of the Class M Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;
                         8.      To pay the holders of the Class A Certificates and Class M Certificates,
                             pro rata, based on Relief Act Shortfalls allocated thereto on that
                             Distribution Date, the amount of any Relief Act Shortfalls occurring in the current interest accrual period;
                         9.      To pay the holders of the Class A Certificates, pro rata, then to the holders of the Class M, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and
                         10.     To pay the holders of the Class SB Certificates and Class R Certificates
                             any balance remaining in accordance with the terms of the pooling and servicing agreement.

ALLOCATION OF LOSSES:    Realized losses on the Mortgage Loans will be allocated as follows: first, to Net
                         Monthly Excess Cashflow; second, by a reduction in the Overcollateralization
                         Amount until reduced to zero; third, to the Class M-9 Certificates until the certificate principal balance thereof has been reduced to zero; fourth, to the
                         Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-6
                         Certificates until the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero; ninth, to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero; tenth, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero; and eleventh, to the Class M-1
                         Certificates until the certificate principal balance thereof has been reduced to zero.